SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934






         Date of Report (Date of earliest event reported) August 1, 1996
                                                          --------------



                             TEAM RENTAL GROUP, INC.
                             -----------------------
               (Exact name of registrant as specified in charter)




Delaware                            0-23962                           59-3327576
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(State or other                   (Commission                      (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)




125 Basin Street, Suite 210, Daytona Beach, Florida                        32114
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 (Address of principal executive offices)                             (Zip Code)



Registrant's telephone number including area code                 (904) 238-7035
                                                      --------------------------



- --------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 2.        Acquisition or Disposition of Assets

On August 1, 1996, Team Rental Group, Inc. (the "Registrant") acquired all of the outstanding capital stock (the "Acquisition") of ValCar Rental Car Sales, Inc., an Indiana corporation ("ValCar") from its sole shareholders, Jeffrey D. Congdon and Gary L. Levine (the "Shareholders"). ValCar operates four retail used vehicle sales facilities in the Indianapolis, Indiana area. These vehicle sales facilities will continue to be operated by the Registrant. The Acquisition was consummated in accordance with the terms of an agreement dated August 1, 1996 among the Registrant, ValCar and the Shareholders.

The aggregate consideration paid by the Registrant in connection with the Acquisition was $400,000 in cash. The consideration paid in the Acquisition was determined through arms-length negotiations between representatives of the Registrant and ValCar. Jeffrey D. Congdon, the chief financial officer and a director of the Registrant, was a shareholder of ValCar.

Other than as described herein, neither the Registrant nor any of its Affiliates had, nor to the knowledge of the Registrant, did any director or officer or any associate of any such director or officer of the Registrant have, any material relationship with ValCar prior to the Acquisition. The Company financed the Acquisition from cash reserves.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

a) The required financial statements are not now available. They will be filed by the Registrant under cover of Form 8K/A as soon as practicable, but not later than October 13, 1996.
b) The required pro forma financial information are not now available. They will be filed by the Registrant under cover of Form 8K/A as soon as practicable, but not later than October 13, 1996.
c)   Exhibits:
          Exhibit 2. Agreement dated as of August 1, 1996 among the Registrant, ValCar and the Shareholders.
          Exhibit 99.1 Press release dated August 7, 1996

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


TEAM RENTAL GROUP, INC.

By:      By:  /s/ Sanford Miller
                  --------------
                  Sanford Miller
                  Chief Executive Officer

Dated:    August 14, 1996

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